POWER OF ATTORNEY
I, Michael J. Tierney, President and Chief Executive Officer
of Peoples State Bank (the "Company"), hereby authorize
and designate each of David A. Wilson, Timothy E. Kraepel
and Joseph B. Hemker as my agent and attorney-in-fact,
with full power of substitution, to prepare
and sign on my behalf any Form 3, Form 4 or Form 5
under Section 16 of the Securities Exchange Act of 1934
and file the same with the SEC and each stock exchange on which the Company's stock is listed.
	This Power of Attorney shall remain in effect until the
undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
Dated: July 5, 2006			Signed: /s/Michael J. Tierney